UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019 (April 26, 2019)

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Argo House 110 Pitts Bay Road Pembroke HM 08 Bermuda		P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)		(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Employment Agreement

On April 26, 2019, Argo Group International Holdings, Ltd. (the “Company”) entered into a new employment agreement with Jay S. Bullock, the Company’s Executive Vice President and Chief Financial Officer (the “Bullock Agreement”). Pursuant to the Bullock Agreement, Mr. Bullock will continue to serve as the Company’s Executive Vice President and Chief Financial Officer for a term beginning on April 26, 2019 until April 25, 2023, subject to earlier termination as described below. Under the Bullock Agreement, Mr. Bullock’s annual base salary will be $525,000, which will be reviewed annually by the Human Resources Committee of the Company’s Board of Directors for possible increases (but not decreases) in its sole discretion. Mr. Bullock will continue to be eligible to earn annual cash incentive and/or long-term incentive awards in the sole discretion of the Company from time to time, subject to his continued employment through any payment date.

Pursuant to the Bullock Agreement, if Mr. Bullock’s employment is terminated by the Company without “cause,” or, within two years following a “change in control,” by Mr. Bullock for “good reason,” Mr. Bullock will be entitled to the following severance benefits: (i) accrued benefits and any earned but unpaid annual cash incentive award for the year preceding the year of termination, (ii) an aggregate amount equal to one times (or, if a “change in control” has occurred or is reasonably expected to occur, two times) the sum of (A) his base salary and (B) his target annual cash incentive award for the year of termination (or, if a target annual cash incentive award has not yet been established for such year, his target annual cash incentive award for the year prior to the year of termination), such amounts to be paid in installments over a period of 12 months, (iii) any target annual cash incentive award for the year of termination, (iv) continuation of health benefits at the active rate of executives until Mr. Bullock receives reasonably equivalent coverage or for 18 months, whichever is earlier, provided Mr. Bullock’s timely election of benefit continuation coverage under COBRA, and (v) continued vesting of all unvested equity awards, to be paid or settled in accordance with the terms of the applicable award agreements as if no termination had occurred and Mr. Bullock had remained employed by the Company through the applicable vesting date, provided that the vesting of any outstanding performance-based equity awards will be determined based on actual performance through the end of the applicable performance period, provided further that all outstanding, unvested stock options will remain exercisable for a period of 90 days following the last vesting date of the stock option, but not beyond the original term of the stock option. In the event of Mr. Bullock’s involuntary termination of employment by the Company without “cause” or by Mr. Bullock for “good reason,” in each case, within two years following a “change in control,” all outstanding unvested equity awards will vest immediately upon the date of such termination of employment. All severance benefits are conditioned upon Mr. Bullock’s execution within 30 days following the termination date of a full and complete release of claims in favor of the Company and its subsidiaries and affiliates, and his compliance with the restrictive covenants to which he is bound under the Bullock Agreement.

In the event Mr. Bullock’s employment is terminated due to his death or disability, Mr. Bullock (or his estate or surviving spouse in the case of his death) is entitled to: (i) accrued benefits, (ii) any earned but unpaid annual cash incentive award for the year preceding the year of termination, (iii) any target annual cash incentive award for the year of termination, and (iv) continuation of family health benefits at the active rate of executives for an eighteen month period, provided Mr. Bullock’s (or, in the case of his death, his surviving spouse’s) timely election of benefit continuation coverage under COBRA. In the event Mr. Bullock’s employment is terminated due to his disability, it will be a condition precedent to the receipt of the continuation of family health benefits that Mr. Bullock execute a full and complete release of claims in favor of the Company and its subsidiaries and affiliates. In the event Mr. Bullock’s employment is terminated by the Company for “cause,” Mr. Bullock will only be entitled to his accrued benefits, and will not be entitled to any other benefits, unless otherwise required by applicable law.

During employment and for a 12-month period thereafter, Mr. Bullock is subject to non-competition and non-solicitation covenants. The Bullock Agreement also contains customary non-disclosure, intellectual property, and non-disparagement covenants.

A copy of the Bullock Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the terms and conditions of the Bullock Agreement is qualified in its entirety by reference to Exhibit 10.1.

Amendment of Employment Agreement

On April 26, 2019, the Company entered into an agreement amending the employment agreement of Jose A. Hernandez, the Company’s Chair of International Operations (the “Hernandez Amendment”). The Hernandez Amendment amends that certain employment agreement, dated as of October 1, 2016, by and between the Company and Mr. Hernandez (the “Hernandez Agreement”), and provides that Mr. Hernandez transitioned to a new position as Chair, International Operations of the Company, effective as of January 1, 2019, for a term that will terminate on December 31, 2019 (the “Separation Date”). Under the Hernandez Amendment, Mr. Hernandez’s annual base salary will be reduced to $335,000 effective May 1, 2019 for the remainder of the calendar year, and he will continue to be eligible for standard health and welfare benefits. Mr. Hernandez will no longer be eligible to receive a profit sharing or a long-term incentive award with respect to the calendar year 2019, and any outstanding long-term incentive awards will continue to be governed by the terms and conditions of the incentive plan and award agreements pursuant to which such awards were granted. Further, Mr. Hernandez will be eligible to receive a bonus subject to the successful completion of several targets provided for in the Hernandez Amendment, as determined by the Company in its sole discretion.

In the event of Mr. Hernandez’s resignation or termination by the Company for “cause,” Mr. Hernandez will be entitled to receive accrued benefits through his termination date, and will not be entitled to any other payments or benefits from the Company, except as required by applicable law. If, prior to the Separation Date, the Company terminates Mr. Hernandez’s employment without “cause,” Mr. Hernandez will be entitled to his base salary, as well as any benefits or vesting that may occur through the Separation Date. If Mr. Hernandez resigns from the Company prior to the Separation Date, he must provide the Company with 90 days’ prior written notice of such resignation.

A copy of the Hernandez Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the terms and conditions of the Hernandez Amendment is qualified in its entirety by reference to Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits

Exhibits

10.1	Executive Employment Agreement, dated as of April 26, 2019, by and between Argo Group International Holdings, Ltd. and Jay S. Bullock.

10.2	Letter Agreement, dated as of April 26, 2019, by and between Argo Group International Holdings, Ltd. and Jose Hernandez.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Craig S. Comeaux
Dated: April 29, 2019	Name:	Craig S. Comeaux
	Title:	Vice President & Secretary